                                                       RULE NO. 424(b)(5)
                                                       REGISTRATION NO. 33-

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED JANUARY 21, 1997
                      CITIBANK CREDIT CARD MASTER TRUST I
  $400,000,000 6.839% CLASS A CREDIT CARD PARTICIPATION CERTIFICATES, SERIES
                                    1997-3
   $25,540,000 6.989% CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES
                                    1997-3
                         CITIBANK (SOUTH DAKOTA), N.A.
                              SELLER AND SERVICER
                    CITIBANK (NEVADA), NATIONAL ASSOCIATION
                                    SELLER

                               ---------------

  The 6.839% Class A Credit Card Participation Certificates, Series 1997-3 (the "Class A Certificates") and the 6.989% Class B Credit Card Participation Certificates, Series 1997-3 (the "Class B Certificates"; the Class A Certificates and the Class B Certificates are collectively referred to herein as the "Investor Certificates") offered hereby evidence undivided interests in certain assets of Citibank Credit Card Master Trust I (the "Trust") created by Citibank (South Dakota), N.A. ("Citibank (South Dakota)") and Citibank (Nevada), National Association ("Citibank (Nevada)"), as sellers (collectively, the "Banks"). The Trust assets include receivables (the "Receivables") generated from time to time in a portfolio of revolving credit card accounts and collections thereon. The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. Following the completion of the offering made hereby, additional Series 1997-3 Investor Certificates may be issued from time to time if certain conditions have been met. See "Supplemental Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement. The Trust previously has issued thirty-one other series of investor certificates which evidence undivided interests in the Trust which are still outstanding; additional series of investor certificates are expected to be issued from time to time by the Trust.

                               ---------------
                                                       (Continued on next page)

 THE INVESTOR CERTIFICATES  REPRESENT BENEFICIAL INTERESTS IN  THE TRUST ONLY
  AND DO NOT REPRESENT INTERESTS IN OR  OBLIGATIONS OF THE BANKS OR CITICORP
   OR ANY  AFFILIATE  THEREOF. NEITHER  THE INVESTOR  CERTIFICATES  NOR THE
    UNDERLYING ACCOUNTS  OR RECEIVABLES ARE  INSURED OR GUARANTEED  BY THE
     UNITED STATES GOVERNMENT, THE  FEDERAL DEPOSIT INSURANCE CORPORATION
      OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
     PASSED UPON  THE ACCURACY OR ADEQUACY OF THIS  PROSPECTUS SUPPLEMENT
       OR  THE PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A
        CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  INITIAL PUBLIC   UNDERWRITING   PROCEEDS TO
                                 OFFERING PRICE(1) DISCOUNT(2)  THE BANKS(1)(3)
-------------------------------------------------------------------------------
Per Class A Certificate........        100%            .3%           99.7%
-------------------------------------------------------------------------------
Per Class B Certificate........        100%           .325%         99.675%
-------------------------------------------------------------------------------
Total..........................    $425,540,000     $1,283,005   $424,256,995

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from February 10, 1997.
(2) The Underwriting Discount will be 1.55% per Class B Certificate sold to certain noninstitutional investors. Therefore, to the extent of any such sales to such investors, the actual total Underwriting Discount will be more than, and the actual total Proceeds to the Banks will be less than, the amounts shown in the table above.
(3) Before deducting expenses payable by the Banks, estimated to be $400,000.

                               ---------------

  The Class A Certificates and the Class B Certificates are offered subject to receipt and acceptance by the Class A Underwriters and the Class B Underwriters, respectively, and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Investor Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about February 10, 1997.

                               ---------------

                   Underwriters of the Class A Certificates
MERRILL LYNCH & CO.
             CITIBANK
                          CREDIT SUISSE FIRST BOSTON
                                       GOLDMAN, SACHS & CO.
                                                           SALOMON BROTHERS INC

                   Underwriters of the Class B Certificates
CITIBANK                                                    MERRILL LYNCH & CO.
          The date of this Prospectus Supplement is February 3, 1997

(Continued from previous page)

  Interest with respect to the Investor Certificates will accrue from February 10, 1997 and will be payable semiannually on or about the tenth day of February and August, commencing August 11, 1997, and on the related maturity date or, under certain limited circumstances described herein, monthly on or about the tenth day of each month. The principal of the Class A Certificates and the Class B Certificates is scheduled to be paid on the February 2002 Distribution Date, but principal with respect to the Class A Certificates and the Class B Certificates may be paid earlier if the Servicer elects not to extend the Initial Principal Payment Date as described under "Supplemental Series Provisions--Extension of Initial Principal Payment Date" in this Prospectus Supplement, and may also be paid earlier or later under certain limited circumstances described herein. Except under certain limited circumstances described herein, principal payments will not be made to Class B Certificateholders until the final principal payment has been made in respect of the Class A Certificates. See "Summary of Series Terms--Class A Certificates" and "--Class B Certificates" in this Prospectus Supplement.

  The Trust will have the benefit of funds on deposit in a Cash Collateral Account. The Cash Collateral Account will be funded by an initial deposit of $29,787,800, of which $21,277,000 will be for the benefit of both the Class A Certificates and the Class B Certificates and $8,510,800 will be for the exclusive benefit of the Class B Certificates. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described under "Summary of Series Terms--Credit Enhancement" in this Prospectus Supplement and "Series Provisions--Series Enhancements" in the Prospectus. Additional credit enhancement will be provided in the event that additional Series 1997-3 Investor Certificates are issued. See "Supplemental Series Provisions-- Issuance of Additional Investor Certificates" in this Prospectus Supplement.

  Application will be made to list the Investor Certificates on the Luxembourg Stock Exchange.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE DISCUSSION UNDER "SPECIAL CONSIDERATIONS" THAT BEGINS ON PAGE 13 OF THE PROSPECTUS.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS IN THE UNITED STATES WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE INVESTOR CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  This Prospectus Supplement does not contain complete information about the offering of the Investor Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Investor Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  This Prospectus Supplement and the Prospectus may be used by Citicorp Securities, Inc., Citibank International plc and Citibank, N.A., affiliates of the Banks and wholly owned subsidiaries of Citicorp, in connection with offers and sales related to market-making transactions in the Investor Certificates. Citicorp Securities, Inc., Citibank International plc or Citibank, N.A. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                            SUMMARY OF SERIES TERMS

  This Summary of Series Terms (the "Summary of Terms") sets forth and defines specific terms of the Investor Certificates offered by this Prospectus Supplement and the Prospectus. The Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Glossary Supplement at the end of this Prospectus Supplement and to the Glossary at the end of the Prospectus for the location in this Prospectus Supplement and the Prospectus of the definitions of certain capitalized terms used herein and therein.

Title of Securities           $400,000,000 6.839% Class A Credit Card
Offered.....................   Participation Certificates, Series 1997-3.
                              $25,540,000 6.989% Class B Credit Card
                               Participation Certificates, Series 1997-3.

Class A Certificates
 Class A Certificate Rate...  6.839% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

 Class A Interest Payment     The tenth day of each February and August
Dates.......................   (or, if such day is not a business day, the
                               next succeeding business day), commencing
                               August 11, 1997.

 Class A Initial Principal
  Payment Date..............
                              Unless an Early Amortization Event has
                               occurred, principal with respect to the
                               Class A Certificates is expected to be paid on the Class A Expected Final Payment Date. However, if the Servicer elects not to extend the Initial Principal Payment Date, the Revolving Period or the Accumulation Period, as applicable, will end and principal and interest will be paid to the Class A Certificateholders on the Initial Principal Payment Date and, if necessary, on each Distribution Date thereafter until the earlier of the date on which the Class A Invested Amount has been paid in full or the Series Termination Date. The "Initial Principal Payment Date" will initially be the February 2000 Class A Interest Payment Date, but will successively and automatically be extended to the next Class A Interest Payment Date after the then-current Initial Principal Payment Date unless the Servicer elects not to so extend; provided that the Initial Principal Payment Date may not be later than the Class A Expected Final Payment Date. See "Supplemental Series Provisions--Extension of Initial Principal Payment Date" in this Prospectus Supplement.

 Class A Controlled
Amortization   Amount.......
                              $36,363,637 or, if the Servicer elects to
                               postpone the commencement of the
                               Accumulation Period, an amount sufficient so that the aggregate of the Class A Controlled Amortization Amounts for each Distribution Date during the Accumulation Period equals the Class A Invested Amount as of the Class A Expected Final Payment Date. See "Supplemental Series Provisions--
                               Postponement of Accumulation Period" in this Prospectus Supplement. The Accumulation Period will not commence prior to the close of business on the fourth-to-last business day of January 2001.

 Class A Expected Final
Payment   Date..............
                              The February 2002 Distribution Date.

 Class A Investment Fee.....  $421,726.

 Class A Enhancement........  On each Distribution Date, the Available
                               Shared Enhancement Amount will be available to fund certain amounts with respect to both the Class A Certificates and the Class B Certificates. See "Credit Enhancement" in this Summary of Terms and "Series Provisions--Series Enhancements" in the Prospectus.

                              Collections of Principal Receivables and
                               related amounts (excluding collections of
                               Finance Charge Receivables) otherwise
                               allocable to the Class B Certificateholders will be subordinated to the payment of amounts due with respect to the Class A Certificates and in order to maintain the Class A Certificateholders' interest in the Trust. No principal will be payable on the Class B Certificates until the final principal payment has been made on the Class A Certificates, except that, on the first Special Payment Date following an Economic Early Amortization Event, a portion of the Available Enhancement Amount will be used to pay principal of the Class B Certificates. See "Series Provisions--Allocations,
                               Reallocations and Subordination" in the
                               Prospectus.

 Initial Shared Enhancement
   Amount...................
                              $21,277,000


 Class A ERISA                Class A Certificates may be eligible for
Eligibility.................   purchase by Benefit Plans. See "ERISA
                               Considerations" in the Prospectus.

 Class A Ratings............  It is a condition to the issuance of the
                               Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates is based primarily on the value of the Receivables, the extent of the Initial Shared Enhancement Amount, the circumstances in which funds may be withdrawn from the Cash Collateral Account for the benefit of the Investor Certificateholders and the terms of the Class B Certificates. See "Special Considerations--Series Considerations--
                               Ratings of the Investor Certificates" in the Prospectus.

Class B Certificates
 Class B Certificate Rate...  6.989% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

 Class B Interest Payment     The tenth day of each February and August
Dates.......................   (or, if such day is not a business day, the
                               next succeeding business day), commencing
                               August 11, 1997.

 Class B Initial Principal
  Payment Date..............
                              Unless an Early Amortization Event has
                               occurred, principal with respect to the
                               Class B Certificates is expected to be paid on the Class B Expected Final Payment Date. However, if the Servicer elects not to extend the Initial Principal Payment Date, principal will be paid to the Class B Certificateholders on the first Distribution Date (which may be the Initial Principal Payment Date) on which the Class A Certificateholders have been paid in full, and, if necessary, on each Distribution Date thereafter until the earlier of the date on which the Class B Invested Amount has been paid in full or the Series Termination Date. See "Supplemental Series Provisions-- Extension of Initial Principal Payment Date" in this Prospectus Supplement.

 Class B Expected Final
Payment   Date..............
                              The February 2002 Distribution Date.

 Class B Enhancement........  On each Distribution Date, the Available
                               Shared Enhancement Amount (after giving
                               effect to the application thereof, if
                               necessary, to fund the Required Amount) will
                               be available to fund certain amounts with
                               respect to the Class B Certificates. The
                               Initial Class B Enhancement Amount will be
                               for the exclusive benefit of the Class B
                               Certificateholders. See "Credit Enhancement"
                               in this Summary of Terms and "Series
                               Provisions--Series Enhancements" in the
                               Prospectus.
 Initial Shared Enhancement
  Amount....................
                              $21,277,000.

 Initial Class B
Enhancement   Amount........
                              $8,510,800.

 Class B ERISA                Class B Certificates may be eligible for
Eligibility.................   purchase by Benefit Plans. See "ERISA
                               Considerations" in the Prospectus.

 Class B Ratings............  It is a condition to the issuance of the
                               Class B Certificates that they be rated at least "A" or its equivalent by at least one nationally recognized rating agency. The rating of the Class B Certificates is based primarily on the value of the Receivables, the extent of the Initial Cash Collateral Amount, the circumstances in which funds may be withdrawn from the Cash Collateral Account for the benefit of the Investor Certificateholders and the credit ratings of the Servicer and the Banks. See "Special Considerations--Series Considerations--
                               Ratings of the Investor Certificates" in the Prospectus.

Distribution Date...........  The tenth day of each month (or, if such day is not a business day, the next succeeding business day), commencing March 10, 1997.

Credit Enhancement..........  A cash collateral account (the "Cash
                               Collateral Account") will be established in the name of the Trustee, for the benefit of the Investor Certificateholders. The Cash Collateral Account will be funded on the Series Issuance Date in the amount of $29,787,800 (the "Initial Cash Collateral Amount"). Of the Initial Cash Collateral Amount, $21,277,000 (the "Initial Shared Enhancement Amount") will be for the benefit of both the Class A Certificates and the Class B Certificates and the remaining $8,510,800 of the Initial Cash Collateral Amount (the "Initial Class B Enhancement Amount") will be for the exclusive benefit of the Class B Certificates. See "Series Provisions--Series Enhancements" in the Prospectus. Additional credit enhancement will be provided in the event of an Additional Issuance.

                              For each Distribution Date, the Available
                               Shared Enhancement Amount will be applied to fund the following amounts in the following priority: (a) with respect to the Class A Certificates, the excess, if any, of the Required Amount with respect to such Distribution Date over the amount of Excess Finance Charge Collections allocated and available to fund such Required Amount and
                               (b) with respect to the Class B
                               Certificates, (i) the excess, if any, of the accrued and unpaid interest on the outstanding principal balance of the Class B Certificates (plus any interest payable on such unpaid interest) over the amount to be deposited in the Class B Interest Funding Account on such Distribution Date and (ii) the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of Excess Finance Charge Collections allocated and available to fund such Class B Investor Default Amount.

                              On the first Special Payment Date following
                               an Economic Early Amortization Event, the
                               Available Shared Enhancement Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution
                               Date) will be applied to pay principal of the Class A Certificates and the remainder of the Available Cash Collateral Amount will be applied to pay principal of the Class B Certificates. Following such withdrawals from the Cash Collateral Account on such Special Payment Date, the Cash Collateral Account will be terminated and no further deposits to, or withdrawals from, the Cash Collateral Account will be made for the benefit of the Investor Certificateholders.

                              On each Distribution Date commencing with the
                               Class B Principal Commencement Date,
                               provided that an Economic Early Amortization
                               Event has not occurred, the Available Cash
                               Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Distribution Date) will be applied to pay principal of the Class B Certificates to the extent that the unpaid principal amount of the Class B Certificates exceeds the Class B Invested Amount. See "Series Provisions--Series Enhancements--
                               Credit Enhancement Generally" and "--The
                               Cash Collateral Account" in the Prospectus.

Issuance of Additional
 Investor Certificates......
                              After the completion of the offering made
                               hereby, the Banks may cause the Trustee to issue additional Series 1997-3 Investor Certificates ("Additional Investor
                               Certificates") from time to time during the Revolving Period, provided that certain conditions included in the Supplement relating to the Series 1997-3 Certificates (the "Series Supplement") are met. In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Series Enhancement will all be increased pro rata. When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding Investor Certificates of that class. See "Supplemental Series Provisions--Issuance of Additional Investor Certificates" in this Prospectus Supplement.

Previously Issued Series....  Thirty-one Series of investor certificates in
                               Group One previously issued by the Trust are still outstanding. In addition, the Trust expects to issue an additional Series of investor certificates in Group One on February 10, 1997 (the "Series 1997-1 Certificates"). See "Annex I: Prior Issuances of Investor Certificates" in this Prospectus Supplement for a summary of the outstanding Series of investor certificates previously issued by the Trust and the Series 1997-1 Certificates.

Participation with Other      The Investor Certificates are expected to be
Series......................   the thirty-third Series issued by the Trust
                               (including the Series 1997-1 Certificates), outstanding as of the Series Issuance Date, in a group of Series ("Group One") issued from time to time by the Trust. Collections of Finance Charge Receivables allocable to each Series in Group One will be aggregated and made available for required payments for all Series in Group One. Consequently, the issuance of a new Series in Group One may have the effect of reducing or increasing the amount of collections of Finance Charge
                               Receivables allocable to the Investor
                               Certificates. See "Series Provisions--
                               Allocations, Reallocations and
                               Subordination--Reallocations Among Investor
                               Certificates of Different Series" in the Prospectus.

The Receivables.............  The aggregate amount of Receivables in the
                               Accounts included in the Trust as of January
                               5, 1997 was $33,051,162,565, of which
                               $32,633,125,361 were Principal Receivables and $418,037,204 were Finance Charge Receivables (which amounts include overdue Principal Receivables and overdue Finance Charge Receivables).

Series Cut-Off Date.........  January 28, 1997.

Series Issuance Date........  February 10, 1997.

Revolving Period and
Accumulation  Period........
                              Unless an Early Amortization Event has
                               occurred or the Servicer has elected not to extend the Initial Principal Payment Date, the Revolving Period will end and the Accumulation Period will commence at the close of business on the fourth-to-last business day of January 2001; provided, however, the Servicer may, based on the amount of principal available to the investor certificates of all Series determined based on the principal payment rate on the Receivables and the amount of principal distributable to investor certificateholders of all outstanding Series (excluding certain specified Series), shorten the length of the Accumulation Period and extend by an equivalent period the length of the Revolving Period. See "Supplemental Series Provisions--Extension of Initial Principal Payment Date" and "-- Postponement of Accumulation Period" in this Prospectus Supplement.

Servicing Compensation......  On each Distribution Date, Servicer
                               Interchange with respect to the related Due
                               Period that is on deposit in the Collection
                               Account will be withdrawn from the
                               Collection Account and paid to the Servicer.
                               In addition, the Class A Monthly Servicing
                               Fee, the Class B Monthly Servicing Fee and the Seller Servicing Fee will be paid on each Distribution Date as described under "Series Provisions--Allocations,
                               Reallocations and Subordination--
                               Reallocations Among Investor Certificates of
                               Different Series--Group One Investor Finance
                               Charges" in the Prospectus. See "Series
                               Provisions--Servicing Compensation and
                               Payment of Expenses" in the Prospectus.

Servicer Interchange Rate...  1.50% per annum.

Net Servicing Fee Rate......  0.37% per annum so long as Citibank (South
                               Dakota) or an affiliate of Citibank (South
                               Dakota) is the Servicer or 0.77% per annum if Citibank (South Dakota) or an affiliate of Citibank (South Dakota) is not the Servicer.

Registration, Clearance and
 Settlement.................
                              The Investor Certificates initially will be
                               registered in the name of Cede, as the
                               nominee of DTC, and no purchaser of Investor
                               Certificates will be entitled to receive a Definitive Certificate except under certain limited circumstances. Certificateholders may elect to hold their Investor Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described herein.

Series Termination Date.....  The February 2004 Distribution Date.

              THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA)

GENERAL

  Citibank (South Dakota) services the Accounts at its facilities located in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to service contracts. The Receivables conveyed to the Trust to date were generated under the VISA or MasterCard International programs and were either originated by Citibank (South Dakota) or purchased by Citibank (South Dakota) from other credit card issuers. The Accounts are owned by Citibank (South Dakota) but a participation in the Receivables in certain of these Accounts has been or will be sold to Citibank (Nevada) prior to their conveyance to the Trust.

  Subject to certain conditions, the Banks may convey to the Trust receivables arising in credit card accounts of a type not currently included in the Accounts. Affiliates of the Banks also currently conduct credit card businesses. For example, Citicorp Retail Services, Inc. manages private label credit card programs for several retailers. Receivables arising in such accounts may be participated to the Banks and sold to the Trust. In addition, the Banks may purchase portfolios of credit card accounts from other credit card issuers which may be included in the Trust. Such accounts may not be originated, used or collected in the same manner as the VISA and MasterCard International accounts described below and may differ with respect to loss and delinquency and revenue experience and historical payment rates. Such accounts may also have different terms than the accounts described below, including lower periodic finance charges. Consequently, the addition of the receivables arising in such accounts to the Trust could have the effect of reducing the Portfolio Yield.

  The following discussion describes certain terms and characteristics of the Accounts. The Eligible Accounts from which the Accounts were selected represent only a portion of the entire portfolio of consumer revolving credit loans arising in the VISA and MasterCard accounts currently owned by Citibank (South Dakota) (the "Portfolio"). In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different eligibility criteria from those used in selecting the Accounts already included in the Trust.

  Citibank (South Dakota) is a member of VISA and MasterCard International. The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems. Should either system materially curtail its activities, or should Citibank (South Dakota) cease to be a member of VISA or MasterCard International, for any reason, an Early Amortization Event, as such term is defined in the related Series Supplement, could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur. The VISA and MasterCard accounts, the receivables in which have been conveyed to the Trust, include both nonpremium and premium VISA and MasterCard accounts. Such accounts differ with respect to certain characteristics such as annual fees, periodic finance charges and late fees on amounts charged for goods and services, as more fully described below. See "The Accounts" in this Prospectus Supplement.

  The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used to purchase merchandise and services and to obtain cash advances. A cash advance is made when a credit card account is used to obtain cash from a financial institution or automated teller machine, which may be located at a financial institution, supermarket or other business establishment. Amounts due with respect to both purchases and cash advances will be included in the Receivables.

  The VISA and MasterCard credit card accounts owned by Citibank (South Dakota) were principally generated through: (i) applications mailed directly to prospective cardholders; (ii) applications made available to prospective cardholders at the banking facilities of Citibank (South Dakota), at other financial institutions and at retail outlets; (iii) applications generated by advertising on television, on radio and in magazines; (iv) direct mail and telemarketing solicitation for accounts on a pre-approved credit basis; (v) solicitation of cardholders of existing nonpremium accounts for premium accounts; (vi) applications through affinity and co-brand marketing programs; and (vii) purchases of accounts from other credit card issuers.

ACQUISITION AND USE OF CREDIT CARDS

  When Citibank (South Dakota) generates new VISA and MasterCard accounts through the solicitation of individual applications to open an account, it reviews each application for completeness and creditworthiness. In addition, Citibank (South Dakota) generally obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report and in certain other circumstances, Citibank (South Dakota) may verify certain of the information regarding the applicant. Citibank (South Dakota) generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed in-house and models developed with the assistance of an independent firm with extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the type of residence of the applicant or cardholder. From time to time the credit scoring models used by Citibank (South Dakota) are reviewed and, if necessary, updated to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and the source from which the account was acquired.

  Citibank (South Dakota) also generates new VISA and MasterCard accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-approved by Citibank (South Dakota). Citibank (South Dakota) identifies potential cardholders for pre-approved direct mail or telemarketing solicitation campaigns by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet such criteria and forwards such list to a processing vendor. The processing vendor screens the list in accordance with the credit criteria of Citibank (South Dakota) to determine the eligibility of the individuals on the list for a pre-approved solicitation. Individuals qualifying for pre-approved direct mail or telemarketing solicitation are offered a credit card without having to complete a detailed application. In the case of pre-approved solicitations, a predetermined credit limit is reserved for each member of the group being solicited, which credit limit may be based upon, among other things, each member's individual credit profile, level of existing and potential indebtedness relative to assumed income and estimated income and the availability of additional demographic data for such member.

  In recent years, Citibank (South Dakota) has added affinity and co-brand marketing to its other means of business development. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes direct mail solicitation of prospective cardholders through the use of a list purchased from a group. Co-brand marketing is an outgrowth of affinity marketing. It involves the solicitation of customers of a retailer, service provider or manufacturer which has a recognizable brand name or logo. Consumers are likely to acquire and use a co-branded card because of the benefits provided by the co-brander. The co-brander may play a major role in the marketing and solicitation of co-branded cards. Solicitation activities used in connection with affinity and co-brand marketing also include solicitations in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, pre-approved solicitations will be used in the same manner as described in the preceding paragraph.

  Credit card accounts that have been purchased by Citibank (South Dakota) were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. It is expected that portfolios of credit card accounts purchased by the Banks from other credit card issuers will be added to the Trust from time to time. It is expected that such accounts will be screened in the manner described above.

  Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, Citibank (South Dakota) reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance.

COLLECTION OF DELINQUENT ACCOUNTS

  Generally, Citibank (South Dakota) considers a VISA or MasterCard account delinquent if a minimum payment due thereunder is not received by Citibank (South Dakota) by the due date indicated on the cardholder's statement. Efforts to collect delinquent credit card receivables are made by the personnel of Citibank (South Dakota) and affiliated credit card processors pursuant to service contracts, supplemented by collection agencies and attorneys retained by Citibank (South Dakota). Under current practice, Citibank (South Dakota) includes a request for payment of overdue amounts on all billing statements issued after the account becomes delinquent. While collection personnel initiate telephone contact with cardholders whose credit card accounts have become as little as five days delinquent, based on credit scoring criteria, generally such contact is initiated when an account is 35 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, Citibank (South Dakota) continues to contact the cardholder by telephone and by mail. Generally, 15 days after an account becomes delinquent or whenever a cardholder exceeds such cardholder's credit limit by more than 5% no additional extensions of credit through such account are authorized, and no more than 95 days after an account becomes delinquent it is closed. The Servicer may also, at its discretion, enter into arrangements with delinquent cardholders to extend or otherwise change payment schedules. The current policy of the Servicer is to charge-off the receivables in an account when that account becomes 185 days delinquent or, if the Servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the Servicer will charge-off the receivables in such account not later than 60 days after the Servicer receives such notice. The credit evaluation, servicing and charge-off policies and collection practices of Citibank (South Dakota) may change over time in accordance with the business judgment of Citibank (South Dakota), applicable law and guidelines established by applicable regulatory authorities.

                                 THE ACCOUNTS

GENERAL

  The Receivables arise in the Accounts. The Accounts have been selected from substantially all of the Eligible Accounts in the Portfolio. Citibank (South Dakota) believes that the Accounts are representative of the Eligible Accounts in the Portfolio and that the inclusion of the Accounts, as a whole, does not represent an adverse selection from among the Eligible Accounts. The balance of the Receivables arising from nonpremium and premium accounts as a percentage of the total Receivable balance of the Accounts, as of January 5, 1997, was approximately 72% and 28%, respectively.

  The Accounts include receivables which have been charged-off as uncollectible prior to their addition to the Trust in accordance with normal servicing policies. However, for purposes of calculation of the amount of Principal Receivables and Finance Charge Receivables in the Trust for any date, the balance of such charged-off receivables is zero and the Trust owns only the right to receive recoveries with respect to such receivables.

  As of January 11, 1991 (the "Trust Cut-Off Date") and any Series Cut-Off Date, as such term is defined in the prospectus supplement relating to such Series (and on the date any new Receivables are generated), the Banks have represented and warranted, and will represent and warrant, to the Trust that the Receivables (and such new Receivables) meet the eligibility requirements set forth in the Pooling Agreement. There can be no assurance that all of the Accounts will continue to meet applicable eligibility requirements throughout the life of the Trust.

  The Accounts consist of Eligible Accounts, which consist of VISA and MasterCard credit card accounts. The Banks may (subject to certain limitations and conditions), and, in certain circumstances, will be obligated to, designate from time to time Additional Accounts and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The Banks have made Lump Sum Additions to the Trust which, in the aggregate, included approximately $17.55 billion of Principal Receivables. The Lump Sum Additions consist primarily of receivables arising from (a) certain premium and nonpremium VISA and MasterCard credit card accounts which had been previously transferred by the Banks to credit card trusts originated by the Banks which had reached their maturity dates and terminated pursuant to their terms and (b) certain other premium and non-premium VISA and MasterCard credit card accounts.

  Additional Accounts may be subject to different eligibility criteria from those used in selecting the Initial Accounts and may not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts, the Receivables in which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described below as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Banks intend to file with the United States Securities and Exchange Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

LOSS AND DELINQUENCY EXPERIENCE

  The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for the Accounts. With respect to the Loss Experience table below, loss experience is shown on a cash basis for Principal Receivables. If accrued Finance Charge Receivables which have been written off were included in losses in the following table, Net Losses would be higher as an absolute number and as a percentage of the average of Principal and Finance Charge Receivables outstanding during the periods indicated. There can be no assurance that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Accounts.

                      LOSS EXPERIENCE FOR THE ACCOUNTS(1)
                            (DOLLARS IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31,
                                        -------------------------------------
                                           1996         1995         1994
                                        -----------  -----------  -----------
Average Principal Receivables
 Outstanding(2)........................ $31,225,337  $25,083,447  $18,066,914
Net Losses(3).......................... $ 1,678,991  $   956,261  $   685,118
Net Losses as a Percentage of Average
 Principal Receivables Outstanding.....        5.38%        3.81%        3.79%

--------
(1) Losses consist of write-offs of Principal Receivables.
(2) Average Principal Receivables Outstanding is the average of Principal Receivables outstanding during the periods indicated.
(3) Net losses as a percentage of gross charge-offs for the years ended December 31, 1996, 1995 and 1994 were 92.46%, 88.49% and 86.14%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.

              DELINQUENCIES AS A PERCENTAGE OF THE ACCOUNTS(1)(2)
                            (DOLLARS IN THOUSANDS)

                                                     AS OF DECEMBER 31,
                         --------------------------------------------------------------------------
                                   1996                     1995                     1994
                         ------------------------ ------------------------ ------------------------
     NUMBER OF DAYS      DELINQUENT               DELINQUENT               DELINQUENT
       DELINQUENT        AMOUNT(1)  PERCENTAGE(2) AMOUNT(1)  PERCENTAGE(2) AMOUNT(1)  PERCENTAGE(2)
------------------------ ---------- ------------- ---------- ------------- ---------- -------------
35-64 days.............. $  714,532     2.25%     $  699,878     2.75%     $  439,224     2.40%
65-94 days..............    394,432     1.25         353,832     1.39         228,335     1.25
95 days or more.........    687,988     2.17         558,613     2.20         360,774     1.97
                         ----------     ----      ----------     ----      ----------     ----
   Total................ $1,796,952     5.67%     $1,612,323     6.34%     $1,028,333     5.62%

--------
(1) The Delinquent Amount includes both the Principal Receivables and Finance Charge Receivables.
(2) The percentages are the result of dividing the Delinquent Amount by the average of Principal and Finance Charge Receivables outstanding during the periods indicated.

REVENUE EXPERIENCE

  The revenues for the Accounts from finance charges, fees paid by cardholders and interchange for each year of the three-year period ended December 31, 1996 are set forth in the following table.

  The revenue experience in the following table is presented on a cash basis before deduction for charge-offs. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the Receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of Accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the Receivables.

                      REVENUE EXPERIENCE FOR THE ACCOUNTS
                            (DOLLARS IN THOUSANDS)

                                                 YEAR ENDED DECEMBER 31,
                                             ----------------------------------
                                                1996        1995        1994
                                             ----------  ----------  ----------
Finance Charges and Fees Paid (1)........... $5,732,865  $4,545,420  $3,397,756
Average Revenue Yield (2)...................      18.36%      18.11%      18.81%

--------
(1) Certain amounts included in Finance Charges and Fees Paid will be treated for purposes of the Pooling Agreement as Principal Receivables rather than Finance Charge Receivables. These amounts were less than 5% of Finance Charges and Fees Paid for each of the periods shown in the table.
(2) Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated.

  The periodic finance charge assessed on most of the premium accounts for purchases of merchandise and services and cash advances in the Accounts is lower than the periodic finance charge assessed on most of the nonpremium accounts for such purchases and advances. The revenues related to periodic finance charges and fees (other than annual fees) depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months as opposed to convenience use (where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic finance charges on purchases) and upon other services of which the cardholder chooses to avail himself and which are paid for by the use of the card. Fees for these other services will be treated for purposes of the Pooling Agreement and the Series Supplement as Principal Receivables rather than Finance Charge Receivables; however, the Banks will be permitted to specify that any such fees will be treated as Finance Charge Receivables. Revenues related to periodic finance charges and fees also depend on the types of charges and fees assessed on the Accounts and on whether such Accounts are nonpremium or premium Accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the Accounts, on the respective percentages of the Receivables balances of nonpremium and premium Accounts and in the types of Additional Accounts, the receivables in which are added to the Trust from time to time. Revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors.

  Citibank (South Dakota) has previously reduced the finance charges and reduced or eliminated the annual fees applicable to, and modified some other terms of, certain of the Accounts. Effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to certain other Accounts, including certain of its affinity and co-branded card products. These changes have reduced the gross yield of the Accounts. See "The Accounts--Billing and Payments" in this Prospectus Supplement.

CARDHOLDER MONTHLY PAYMENT RATES FOR THE ACCOUNTS

  Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required payment, may only make payments as low as the minimum required payment or may make payments as high as the entire outstanding balance. Monthly payment rates on the Receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the Accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates reflected in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts. In addition, the amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the Accounts (which are subject to change by Citibank (South Dakota)).

               CARDHOLDER MONTHLY PAYMENT RATES FOR THE ACCOUNTS

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                            --------------------
                                                             1996   1995   1994
                                                            ------ ------ ------
Lowest Month............................................... 17.65% 17.59% 18.21%
Highest Month.............................................. 21.05% 20.92% 21.33%
Average of the Months in the Period........................ 19.39% 19.09% 19.69%

  Citibank (South Dakota) has changed certain fees and other terms of certain Accounts, including a decrease in the required minimum monthly payment. Citibank (South Dakota) does not expect these changes to have any material adverse effect on cardholder monthly payment rates for the Accounts. Effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to certain Accounts, including certain of its affinity and co-branded card products. This change did not have a material adverse effect on cardholder monthly payment rates for the Accounts. See "The Accounts--Billing and Payments" in this Prospectus Supplement.

INTERCHANGE

  Creditors participating in the VISA and MasterCard International associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 1.85% of the transaction amount. Citibank (South Dakota) is required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange is allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder charges for merchandise and services in the Accounts bears to the total amount of cardholder charges for merchandise and services in the Portfolio. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. On each Distribution Date, Servicer Interchange with respect to the related Due Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer as described under "Series Provisions--Servicing Compensation and Payment of Expenses" in the Prospectus.

THE RECEIVABLES

  The Receivables in the Accounts as of January 5, 1997 included $418,037,204 of Finance Charge Receivables and $32,633,125,361 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables). As of January 5, 1997 there were 25,678,632 Accounts. Included within the Accounts are inactive Accounts that have no balance. The Accounts had an average Principal Receivable balance of $1,271 and an average credit limit of $4,796. The average total Receivable balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was 27%. Approximately 84% of the Accounts were opened prior to December 1994. Approximately 13.27%, 11.03%, 6.65% and 5.61% of the

Accounts related to cardholders having billing addresses in California, New York, Texas and Florida, respectively. Not more than 5% of the Accounts related to cardholders having billing addresses in any other single state.

  The following tables summarize the Accounts by various criteria as of January 5, 1997. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                  COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE

                                       PERCENTAGE                  PERCENTAGE
                                        OF TOTAL                    OF TOTAL
                            NUMBER OF  NUMBER OF    RECEIVABLES    RECEIVABLES
      ACCOUNT BALANCE        ACCOUNTS   ACCOUNTS    OUTSTANDING    OUTSTANDING
--------------------------- ---------  ---------- ---------------  -----------
Credit Balance(1)..........    209,349     0.82%  $   (36,311,353)    (0.11)%
No Balance(2).............. 10,789,262    42.02                 0      0.00
Less than or equal to
 $500.00...................  3,391,921    13.21       716,032,557      2.17
$500.01 to $1,000.00.......  2,205,987     8.59     1,638,414,973      4.96
$1,000.01 to $2,000.00.....  3,315,730    12.91     4,878,052,723     14.76
$2,000.01 to $3,000.00.....  1,979,658     7.71     4,880,306,866     14.76
$3,000.01 to $4,000.00.....  1,214,022     4.73     4,203,714,817     12.72
$4,000.01 to $5,000.00.....    890,749     3.47     4,018,730,760     12.16
$5,000.01 to $6,000.00.....    560,707     2.18     3,065,532,598      9.27
$6,000.01 to $7,000.00.....    357,681     1.39     2,314,450,919      7.00
$7,000.01 to $8,000.00.....    247,130     0.96     1,846,671,368      5.59
$8,000.01 to $9,000.00.....    164,885     0.64     1,397,769,758      4.23
$9,000.01 to $10,000.00....    125,355     0.49     1,189,004,352      3.60
Over $10,000.00............    226,196     0.88     2,938,792,227      8.89
                            ----------   ------   ---------------    ------
  Total.................... 25,678,632   100.00%  $33,051,162,565    100.00%

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future.

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

                                        PERCENTAGE                 PERCENTAGE
                                         OF TOTAL                   OF TOTAL
                             NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
        CREDIT LIMIT          ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
---------------------------- ---------- ---------- --------------- -----------
Less than or equal to
 $500.00....................  1,551,458     6.04%  $    89,601,813     0.27%
$500.01 to $1,000.00........  1,736,049     6.76       563,784,057     1.71
$1,000.01 to $2,000.00......  4,496,063    17.51     2,986,440,479     9.03
$2,000.01 to $3,000.00......  3,370,648    13.13     3,086,898,571     9.34
$3,000.01 to $4,000.00......  2,409,046     9.38     2,739,808,275     8.29
$4,000.01 to $5,000.00......  2,813,650    10.96     3,760,834,216    11.38
Over $5,000.00..............  9,301,718    36.22    19,823,795,154    59.98
                             ----------   ------   ---------------   ------
  Total..................... 25,678,632   100.00%  $33,051,162,565   100.00%

                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                         PERCENTAGE                 PERCENTAGE
                                          OF TOTAL                   OF TOTAL
                              NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
       PAYMENT STATUS          ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
----------------------------- ---------- ---------- --------------- -----------
Current(1)................... 23,948,301    93.26%  $28,860,955,114    87.32%
Up to 34 days delinquent.....  1,018,380     3.97     2,393,256,552     7.24
35 to 64 days delinquent.....    318,537     1.24       714,531,764     2.16
65 to 94 days delinquent.....    149,902     0.58       394,431,726     1.19
95 to 124 days delinquent....    103,393     0.40       282,777,850     0.86
125 to 154 days delinquent...     78,250     0.31       224,318,662     0.68
155 to 184 days delinquent...     61,869     0.24       180,890,897     0.55
                              ----------   ------   ---------------   ------
  Total...................... 25,678,632   100.00%  $33,051,162,565   100.00%

--------
(1) Includes Accounts on which the minimum payment has not been received prior to the next billing date following the issuance of the related bill.

                        COMPOSITION OF ACCOUNTS BY AGE

                                         PERCENTAGE                 PERCENTAGE
                                          OF TOTAL                   OF TOTAL
                              NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
            AGE                ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
----------------------------  ---------- ---------- --------------- -----------
Less than or equal to 6
 months.....................           0     0.00%  $             0     0.00%
Over 6 months to 12 months..           0     0.00                 0     0.00
Over 12 months to 24
 months.....................   4,028,388    15.69     5,054,501,211    15.29
Over 24 months to 36
 months.....................   4,221,370    16.44     4,565,019,318    13.81
Over 36 months to 48
 months.....................   2,198,314     8.56     2,850,409,511     8.63
Over 48 months..............  15,230,560    59.31    20,581,232,525    62.27
                              ----------   ------   ---------------   ------
  Total.....................  25,678,632   100.00%  $33,051,162,565   100.00%

BILLING AND PAYMENTS

  The Accounts have various billing and payment structures, including varying periodic finance charges and fees. The following is information on the current billing and payment characteristics of the Accounts.

  Monthly billing statements are sent by Citibank (South Dakota) to cardholders with balances at the end of the billing period. Each month a VISA or MasterCard cardholder must make a minimum payment equal to (a) with respect to nonpremium accounts, the sum of (i) the greater of $20 (or, if the then current balance is less than $20, such balance) and 1/48 of the then current balance, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit; or (b) with respect to premium accounts, the sum of (i) the greater of $50 (or, if the then current balance is less than $50, such balance) and 1/48 of the then current balance, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit; provided, that in each case the required minimum payment will not be less than the finance charges billed. Prior to December 1993, the minimum payments were determined by reference to 1/36 of the then current balance, rather than 1/48.

  A periodic finance charge is assessed on the Accounts. The periodic finance charge assessed on balances for cash advances is calculated by multiplying (i) the average daily balances for cash advances during the billing cycle by (ii) the number of days in the billing cycle by (iii) the applicable daily periodic finance charge. Cash advances are included in the average daily balance for cash advances from the date such advances are made. The periodic finance charge assessed on balances for purchases is calculated by multiplying the average daily balance for purchases (the balance thereof on which finance charges are assessed) by the applicable monthly periodic finance charge. Purchases are included in the average daily balance for purchases generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on such statement. The periodic finance charge assessed on balances in most accounts for cash advances and purchases is currently the Prime Rate (as published in The Wall Street Journal) plus a percentage ranging from 5.4% to 11.4% for accounts in good standing, and the Prime Rate plus 12.9% for accounts which have been recently, or currently are, delinquent. As of the most recent quarterly reset date, the periodic finance charge ranged from 13.65% to 19.65% for most accounts in good standing, and was 21.25% for most accounts which have been recently, or currently are, delinquent. Citibank (South Dakota) may change the periodic finance charge on accounts at any time by written notice to the cardholders. Any announced increase in such rate will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date such change was made effective (assuming failure on the part of the cardholder to object to the new rate). Citibank (South Dakota) also offers promotional rates of limited duration to attract new cardholders and to promote balance transfers from other credit card issuers and, under certain circumstances, the periodic finance charge on a limited number of accounts may be greater or less than those assessed by Citibank (South Dakota) generally.

  Prior to December 1993, Citibank (South Dakota) generally assessed an annual membership fee of between $20 and $100 per account. Effective December 1, 1993, Citibank (South Dakota) eliminated the annual membership fee for certain premium and nonpremium cardholders who met specified non-delinquency criteria. This change did not apply to affinity or co-branded card products. In addition, effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to certain other accounts, including certain of its affinity and co-branded card products. These changes have reduced the gross yield of the Accounts. Citibank (South Dakota) management believes that the elimination of annual fees is within industry norm and is an important component of management's initiative to maintain Citibank (South Dakota)'s leadership position in the market for bank credit cards. Certain of the Accounts may be subject to certain additional fees, including: (a) a late fee of $20 if Citibank (South Dakota) does not receive a required minimum payment by the payment due date shown on the monthly billing statement, which fee is assessed monthly until the account is less than 30 days past due; (b) a cash advance fee which is generally equal to 2% of the amount of the cash advance (subject to a minimum fee of $2 with no maximum); (c) a returned payment fee of $20; (d) a returned check fee of $20; (e) a stop payment fee of $20 and (f) a fee of $20 with respect to each account with an outstanding balance over the credit limit established for such account.

  Payments by cardholders to Citibank (South Dakota) on the Accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order: (i) periodic finance charges on cash advances; (ii) periodic finance charges on purchases; (iii) cash advance amounts and (iv) purchase amounts. When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

                                   THE BANKS

  Citibank (South Dakota), a national banking association and an indirect wholly owned subsidiary of Citicorp located in Sioux Falls, South Dakota, was formed in 1981 and conducts nationwide consumer lending programs primarily comprised of credit card-related activities. Citibank (South Dakota) is the nation's largest bank credit card issuer. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117 (telephone (605) 331-2626).

  Citibank (Nevada), a national banking association and an indirect wholly owned subsidiary of Citicorp located in Las Vegas, Nevada, was formed in 1985 and conducts a retail banking business in the Las Vegas, Nevada area and services credit card accounts for certain of its affiliates. The principal executive office of Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163 (telephone (702) 797-4444).

                        SUPPLEMENTAL SERIES PROVISIONS

CERTAIN DEFINITIONS

  "Class A Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the product of (a) the Class A Certificate Rate and (b) the outstanding principal amount of the Class A Certificates as of the close of business on the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class A Monthly Principal previously made either to the Class A Principal Funding Account or to the Class A Certificateholders) or, with respect to the first Distribution Date, interest on the initial Class A Invested Amount at the Class A Certificate Rate from and including the Series Issuance Date to but excluding March 10, 1997 (calculated on the basis of a 360-day year of twelve 30-day months), provided that such amount will be adjusted to reflect any Additional Issuance during the related Due Period.

  "Class B Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the product of (a) the Class B Certificate Rate and (b) the Class B Invested Amount as of the close of business on the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) or, with respect to the first Distribution Date, interest on the initial Class B Invested Amount at the Class B Certificate Rate from and including the Series Issuance Date to but excluding March 10, 1997 (calculated on the basis of a 360-day year of twelve 30-day months), provided that such amount will be adjusted to reflect any Additional Issuance during the related Due Period.

EXTENSION OF INITIAL PRINCIPAL PAYMENT DATE

  Unless an Early Amortization Event has occurred, principal with respect to the Class A Certificates is expected to be paid on the Class A Expected Final Payment Date and principal with respect to the Class B Certificates is expected to be paid on the Class B Expected Final Payment Date, provided that the Investor Certificateholders will receive payments of principal earlier than such dates if the Servicer elects not to extend the Initial Principal Payment Date. The Initial Principal Payment Date will initially be the February 2000 Class A Interest Payment Date, but will successively and automatically be extended to the next Class A Interest Payment Date after the then-current Initial Principal Payment Date unless the Servicer elects not to so extend; provided that the Initial Principal Payment Date may not be later than the Class A Expected Final Payment Date. In the event that the Servicer elects not to extend the Initial Principal Payment Date, the Revolving Period or the Accumulation Period, as applicable, will end, and interest will be paid monthly on each Distribution Date, and amounts then on deposit in the Class A Principal Funding Account and Available Investor Principal Collections with respect to each Distribution Date commencing on the Initial Principal Payment Date will be paid first to the Class A Certificateholders until the earlier of the date on which the Class A Invested Amount is paid in full or the Series Termination Date, and thereafter all Available Investor Principal Collections will be paid to the Class B Certificateholders until the earlier of the date on which the Class B Invested Amount is paid in full or the Series Termination Date.

  The payment in full of the Invested Amount on the Initial Principal Payment Date is dependent on Available Investor Principal Collections with respect to such date and any amounts then on deposit in the Class A Principal Funding Account. With respect to principal payments to be distributed to Investor Certificateholders as a result of an election by the Servicer not to extend the Initial Principal Payment Date, other Series will have priority over the Investor Certificates in the allocation of Excess Principal Collections prior to the February 2002 Distribution Date, as described in the Prospectus under "Series Provisions--Allocations, Reallocations and Subordination-- Reallocations Among Investor Certificates of Different Series--Investor Principal Collections for all Series."

  The Servicer will cause the Trustee to provide written notice to each Certificateholder, the Sellers, the Rating Agency, the Luxembourg Stock Exchange and any provider of Series Enhancement of any election by the Servicer not to extend the Initial Principal Payment Date. The Servicer will cause the Trustee to mail such notice not more than 60 nor less than 30 days prior to the then-current Initial Principal Payment Date.

ISSUANCE OF ADDITIONAL INVESTOR CERTIFICATES

  The Series Supplement provides that, from time to time during the Revolving Period, the Banks may, subject to certain conditions described below, cause the Trustee to issue Additional Investor Certificates (each such issuance, an "Additional Issuance"). When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding Investor Certificates of that class and will be equally and ratably entitled to the benefits of the Pooling Agreement and the Series Supplement without preference, priority or distinction.

  In connection with each Additional Issuance, the outstanding principal amounts of the Class A Certificates and the Class B Certificates and the aggregate amount of Series Enhancement will all be increased pro rata. The additional Series Enhancement provided in connection with an Additional Issuance may take the form of an additional deposit to the Cash Collateral Account, the purchase of interest rate caps or swaps and/or another form of Series Enhancement, provided that the form and amount of additional Series Enhancement will not cause a Ratings Effect.

  Following an Additional Issuance, the respective portions of the Series Enhancement that are for the benefit of the Class A Certificateholders and the Class B Certificateholders will remain the same, as a percentage of the total Series Enhancement, as the respective proportions in effect on the Series Issuance Date. The Class A Controlled Amortization Amount will be increased proportionately to reflect the principal amount of additional Class A Certificates, and the Class A Investment Fee will also be increased, provided that the ratio of the maximum possible Class A Investment Fee to the Invested Amount after giving effect to the Additional Issuance shall not be more than 150% of that ratio as in effect on the Series Issuance Date.

  Additional Investor Certificates may be issued only upon the satisfaction of certain conditions provided in the Series Supplement, including the following:
(a) on or before the fifth Business Day immediately preceding the date on which the Additional Investor Certificates are to be issued, the Banks shall have given the Trustee, the Servicer and any provider of Series Enhancement written notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Minimum Principal Balance;
(c) the Banks shall have delivered to the Trustee any additional Series Enhancement agreement related to the Additional Issuance, executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from the Rating Agency that such Additional Issuance will not result in a Ratings Effect; (e) the Banks shall have delivered to the Trustee a certificate of an authorized officer, dated the date upon which the Additional Issuance is to occur, to the effect that the Banks reasonably believe that such issuance will not at the time of its occurrence or at a future date cause an Adverse Effect; (f) as of the date of the Additional Issuance and taking the Additional Issuance into account, the amount on deposit in the Cash Collateral Account, together with any additional Series Enhancement, shall not be less than the amount required so that the Additional Issuance will not result in a Ratings Effect; (g) as of the date of the Additional Issuance, all amounts due and owing to the holders of Investor Certificates shall have been paid, and there shall not be any unreimbursed Class A or Class B Investor Charge-Offs; (h) the excess of the principal amount of the Additional Investor Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; (i) the Banks' remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the Additional Issuance is to occur after giving effect to such issuance; (j) as of the date of the Additional Issuance and taking the Additional Issuance into account, the Notional Amount must equal the sum of the initial principal amount of the Class A Certificates and the principal amount of any Class A Certificates issued pursuant to such Additional Issuance; and (k) the Banks shall have delivered to the Trustee an opinion of counsel acceptable to the Trustee that for federal and South Dakota income and franchise tax purposes (i) following the Additional Issuance the Trust will not be an association (or publicly traded partnership) taxable as a corporation, (ii) the Additional Investor Certificates will be properly characterized as debt and (iii) the Additional Issuance will not adversely affect the characterization of the outstanding Investor Certificates or the investor certificates of any other Series as debt and will not cause a taxable event to holders of any such investor certificates.

  There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount and the Class B Invested Amount will be increased to reflect the initial principal balance of the Additional Investor Certificates of the respective classes.

POSTPONEMENT OF ACCUMULATION PERIOD

  Upon written notice to the Trustee, the Sellers, the Rating Agency and the Cash Collateral Depositor, the Servicer may elect to shorten the length of the Accumulation Period, and extend by an equivalent period the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the January 2001 Distribution Date and thereafter on each Determination Date until the date the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" based on the amount of principal available to the investor certificates of all Series determined based on the lowest monthly principal payment rate on the Receivables for the prior 12 months and the amount of principal distributable to the Certificateholders of all outstanding Series (excluding certain specified Series) which are not in their revolving period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter Accumulation Period. The length of the Accumulation Period will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the Trust has issued another Series of investor certificates subsequent to that date and such Series is in its revolving period. If the Accumulation Period is postponed in accordance with the foregoing, and if an Early Amortization Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that holders of Investor Certificates would receive some of their principal later than if the Accumulation Period had not been so postponed.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates (the "Class A Underwriting Agreement"), the Banks have agreed to cause the Trust to sell to each of the underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters has severally agreed to purchase, the principal amount of Class A Certificates set forth opposite its name:

                             CLASS A CERTIFICATES

                                                                    PRINCIPAL
        CLASS A UNDERWRITERS                                          AMOUNT
        --------------------                                       ------------
   Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.......................................... $ 80,000,000
   Citibank, N.A. ................................................   80,000,000
   Credit Suisse First Boston Corporation.........................   80,000,000
   Goldman, Sachs & Co. ..........................................   80,000,000
   Salomon Brothers Inc...........................................   80,000,000
                                                                   ------------
        Total..................................................... $400,000,000
                                                                   ============

  In the Class A Underwriting Agreement, the several Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all $400,000,000 aggregate principal amount of the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of default by any Class A Underwriter, the Class A Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Class A Underwriters may be increased or the Class A Underwriting Agreement may be terminated. The Banks have been advised by the Class A Underwriters that the several Class A Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.25% of the principal amount of the Class A Certificates. The Class A Underwriters may allow and such dealers may reallow to other dealers a concession not in excess of 0.15% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

  Subject to the terms and conditions set forth in the underwriting agreement relating to the Class B Certificates (the "Class B Underwriting Agreement"; the Class A Underwriting Agreement and the Class B Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements"), the Banks have agreed to cause the Trust to sell to each of the underwriters named below (the "Class B Underwriters"; the Class A Underwriters and the Class B Underwriters are collectively referred to herein as the "Underwriters") and each of the Class B Underwriters has severally agreed to purchase, the principal amount of Class B Certificates set forth opposite its name:

                             CLASS B CERTIFICATES

                                                                     PRINCIPAL
        CLASS B UNDERWRITERS                                          AMOUNT
        --------------------                                        -----------
   Citibank, N.A. ................................................. $12,770,000
   Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...........................................  12,770,000
                                                                    -----------
        Total...................................................... $25,540,000
                                                                    ===========

  In the Class B Underwriting Agreement, the several Class B Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all $25,540,000 aggregate principal amount of the Class B Certificates offered hereby if any Class B Certificates are purchased. In the event of default by a Class B Underwriter, the Class B Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Class B Underwriter may be increased or the Class B Underwriting Agreement may be terminated. The Banks have been advised by the Class B Underwriters that the several Class B Underwriters propose initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.275% of the principal amount of the Class B Certificates. The Class B Underwriters may allow and such dealers may reallow to other dealers a concession not in excess of 0.15% of such principal amount. After the initial public offering, the public offering price and such concessions may be changed.

  Each Underwriter that is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD") has agreed not to make any sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein (other than certain sales made by the Underwriters as a group) except that each such Underwriter shall be permitted to make sales to the other Underwriters or to their United States affiliates provided that such sales are made in compliance with applicable rules under the Exchange Act and in conformity with the Rules of Fair Practice of the NASD.

  Each Underwriter will represent and agree that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Investor Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Underwriting Agreements provide that the Banks will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

  The closing of the sale of each class of Investor Certificates is conditioned upon the closing of the sale of the other class.

  Citibank, N.A. is an affiliate of the Banks.

                                 LEGAL MATTERS

  Certain legal matters relating to the Investor Certificates will be passed upon for the Banks and the Trust by Stephen E. Dietz, an Associate General Counsel of Citibank, N.A., and for the Underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp. Certain federal income tax and ERISA matters will be passed upon for the Banks and the Trust by Cravath, Swaine & Moore, New York, New York and certain South Dakota tax matters will be passed upon for the Banks and the Trust by Davenport, Evans, Hurwitz & Smith, L.L.P., Sioux Falls, South Dakota.

                              GLOSSARY SUPPLEMENT

Accumulation Period........................................................  S-8
Accumulation Period Length................................................. S-21
Additional Investor Certificates...........................................  S-7
Additional Issuance........................................................ S-20
Banks......................................................................  S-1
Cash Collateral Account....................................................  S-5
Citibank (Nevada)..........................................................  S-1
Citibank (South Dakota)....................................................  S-1
Cedel......................................................................  S-1
Class A Certificate Rate...................................................  S-3
Class A Certificates.......................................................  S-1
Class A Controlled Amortization Amount.....................................  S-3
Class A Enhancement........................................................  S-4
Class A ERISA Eligibility..................................................  S-4
Class A Expected Final Payment Date........................................  S-3
Class A Initial Principal Payment Date.....................................  S-3
Class A Interest Payment Dates.............................................  S-3
Class A Investment Fee.....................................................  S-4
Class A Monthly Interest................................................... S-19
Class A Ratings............................................................  S-4
Class A Underwriters....................................................... S-22
Class A Underwriting Agreement............................................. S-22
Class B Certificate Rate...................................................  S-4
Class B Certificates.......................................................  S-1
Class B Enhancement........................................................  S-5
Class B ERISA Eligibility..................................................  S-5
Class B Expected Final Payment Date........................................  S-5
Class B Initial Principal Payment Date.....................................  S-5
Class B Interest Payment Dates.............................................  S-4
Class B Monthly Interest................................................... S-19
Class B Ratings............................................................  S-5
Class B Underwriters....................................................... S-22
Class B Underwriting Agreement............................................. S-22
Credit Enhancement.........................................................  S-5
Distribution Date..........................................................  S-5
DTC........................................................................  S-1
Euroclear..................................................................  S-1
Group One..................................................................  S-7
Initial Cash Collateral Amount.............................................  S-6
Initial Class B Enhancement Amount.........................................  S-5
Initial Principal Payment Date.............................................  S-3
Initial Shared Enhancement Amount..........................................  S-4
Interchange................................................................ S-15
Investor Certificates......................................................  S-1
NASD....................................................................... S-23
Net Servicing Fee Rate.....................................................  S-8
Portfolio..................................................................  S-9
Receivables................................................................  S-1
Revolving Period...........................................................  S-8
Series 1997-1 Certificates.................................................  S-7
Series Cut-Off Date........................................................  S-7
Series Issuance Date.......................................................  S-7

Series Supplement..........................................................  S-7
Series Termination Date....................................................  S-8
Servicer Interchange Rate..................................................  S-8
Servicing Compensation.....................................................  S-8
Summary of Terms...........................................................  S-3
Trust......................................................................  S-1
Trust Cut-Off Date......................................................... S-12
Underwriters............................................................... S-22
Underwriting Agreements.................................................... S-22

                                    ANNEX I

                   PRIOR ISSUANCES OF INVESTOR CERTIFICATES

  The tables below set forth the principal characteristics of the Credit Card Participation Certificates, Series 1991-3, 1991-6, 1992-1, 1992-3, 1993-1,
1993-2, 1993-3, 1994-1, 1994-2, 1994-3, 1994-A, 1994-4, 1995-1, 1995-3, 1995-
4, 1995-5, 1995-6, 1995-A, 1995-J1, 1995-7, 1995-8, 1995-9, 1995-10, 1995-11,
1996-1, 1996-2, 1996-3, 1996-4, 1996-5, 1996-6 and 1997-2, the only other
Series heretofore issued by the Trust and still outstanding, and Series 1997-1, which is expected to be issued by the Trust on February 10, 1997. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (718) 248-5163. The Servicer will provide, without charge, to any prospective purchaser of Investor Certificates, a copy of the Disclosure Documents for any previous or concurrent publicly-issued Series.

1. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1991-3

Group..................................................................... One
Class A Invested Amount.......................................... $875,000,000
Class B Invested Amount.......................................... $109,000,000
Class A Certificate Rate..................................... 8 7/8% per annum
Class B Certificate Rate..................................... 9 1/4% per annum
Class A Expected Final Payment Date............... July 1998 Distribution Date
Class B Expected Final Payment Date.......... September 1998 Distribution Date
Initial Cash Collateral Amount.................................... $68,880,000
Series Servicing Fee Rate*.................................... 1.87% per annum
Series Termination Date........................... September 1999 Distribution
Series Issuanceate Date......................................... June 27, 1991


2. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1991-6

Group..................................................................... One
Class A Invested Amount.......................................... $850,000,000
Class B Invested Amount.......................................... $105,500,000
Class A Certificate Rate..................................... 7.875% per annum
Class B Certificate Rate..................................... 8.350% per annum
Class A Expected Final Payment Date........... November 1998 Distribution Date
Class B Expected Final Payment Date............ January 1999 Distribution Date
Initial Cash Collateral Amount.................................... $47,775,000
Stated L/C Amount................................................. $19,110,000
Series Servicing Fee Rate*.................................... 1.87% per annum
Series Termination Date.......................  January 2000 Distribution Date
Series Issuance Date........................................ November 20, 1991

--------
* With respect to Series 1991-3 through Series 1992-3, the Series Servicing Fee did not include any Servicer Interchange or similar amount. As a result, the term "Portfolio Yield", when used with respect to any such Series, would not be reduced by the amount of any Servicer Interchange or similar amount with respect to any Series. See "Special Considerations--Master Trust Considerations--The Ability of Citibank (South Dakota) to Change Terms of the Accounts" in the Prospectus.

3. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1992-1

Group..................................................................... One
Class A Invested Amount........................................ $1,550,000,000
Class B Invested Amount.......................................... $134,800,000
Class A Certificate Rate........................................ Floating Rate
Class B Certificate Rate..................................... 6 1/4% per annum
Class A Expected Final Payment Date............. August 1997 Distribution Date
Class B Expected Final Payment Date.......... September 1997 Distribution Date
Initial Cash Collateral Amount.................................... $80,300,000
Stated L/C Amount................................................. $25,000,000
Series Servicing Fee Rate*.................................... 1.87% per annum
Series Termination Date...................... September 1998 Distribution Date
Series Issuance Date.......................................... August 20, 1992

4. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1992-3

Group..................................................................... One
Class A Invested Amount........................................ $1,250,000,000
Class B Invested Amount........................................... $80,000,000
Class A Certificate Rate........................................ Floating Rate
Class B Certificate Rate........................................ Floating Rate
Class A Expected Final Payment Date............... September 1997 Payment Date
Class B Expected Final Payment Date................. October 1997 Payment Date
Initial Shared Enhancement Amount................................. $66,500,000
Initial Class B Enhancement Amount................................ $26,600,000
Series Servicing Fee Rate*.................................... 1.87% per annum
Series Termination Date............................. October 1998 Payment Date
Series Issuance Date....................................... September 30, 1992

5. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1993-1

Group..................................................................... One
Maximum Class A Invested Amount.................................. $850,000,000
Class B Invested Amount........................................... $74,000,000
Class A Certificate Rate........................................ Floating Rate
Class B Certificate Rate..................................... 5 1/2% per annum
Class A Expected Final Payment Date............. August 1997 Distribution Date
Class B Expected Final Payment Date.......... September 1997 Distribution Date
Stated L/C Amount................................................. $55,440,000
Series Servicing Fee Rate..................................... 0.37% per annum
Series Termination Date...................... September 1998 Distribution Date
Series Issuance Date.......................................... August 11, 1993

--------
* With respect to Series 1991-3 through Series 1992-3, the Series Servicing Fee did not include any Servicer Interchange or similar amount. As a result, the term "Portfolio Yield", when used with respect to any such Series, would not be reduced by the amount of any Servicer Interchange or similar amount with respect to any Series. See "Special Considerations--Master Trust Considerations--The Ability of Citibank (South Dakota) to Change Terms of the Accounts" in the Prospectus.

6. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1993-2

Group.................................................................... One
Class A Invested Amount......................................... $750,000,000
Class B Invested Amount.......................................... $48,000,000
Class A Certificate Rate..................................... 5.95% per annum
Class B Certificate Rate..................................... 6.15% per annum
Class A Expected Final Payment Date......... September 2003 Distribution Date
Class B Expected Final Payment Date........... October 2003 Distribution Date
Initial Shared Enhancement Amount................................ $39,900,000
Initial Class B Enhancement Amount............................... $15,960,000
Series Servicing Fee Rate.................................... 0.37% per annum
Series Termination Date....................... October 2004 Distribution Date
Series Issuance Date....................................... September 2, 1993

7. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1993-3

Group.................................................................... One
Class A Invested Amount......................................... $750,000,000
Class B Invested Amount.......................................... $48,000,000
Class A Certificate Rate..................................... 5.50% per annum
Class B Certificate Rate..................................... 5.70% per annum
Class A Expected Final Payment Date........... January 1999 Distribution Date
Class B Expected Final Payment Date.......... February 1999 Distribution Date
Initial Shared Enhancement Amount................................ $39,900,000
Initial Class B Enhancement Amount............................... $15,960,000
Series Servicing Fee Rate.................................... 0.37% per annum
Series Termination Date........................... February 2000 Distribution
Series Issuance Date....................................... December 21, 1993

8. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-1

Group.................................................................... One
Class A Invested Amount......................................... $750,000,000
Class B Invested Amount.......................................... $48,000,000
Class A Certificate Rate..................................... 4.65% per annum
Class B Certificate Rate..................................... 4.85% per annum
Class A Expected Final Payment Date.......... February 1997 Distribution Date
Class B Expected Final Payment Date............. March 1997 Distribution Date
Initial Shared Enhancement Amount................................ $39,900,000
Initial Class B Enhancement Amount............................... $15,960,000
Series Servicing Fee Rate.................................... 0.37% per annum
Series Termination Date......................... March 1999 Distribution Date
Series Issuance Date........................................ January 28, 1994

9. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-2

Group................................................................ One
Class A Invested Amount..................................... $940,000,000
Class B Invested Amount...................................... $60,000,000
Class A Certificate Rate................................. 7.25% per annum
Class B Certificate Rate................................. 7.50% per annum
Class A Expected Final Payment Date......... April 2006 Distribution Date
Class B Expected Final Payment Date......... April 2006 Distribution Date
Initial Shared Enhancement Amount............................ $50,000,000
Initial Class B Enhancement Amount........................... $20,000,000
Series Servicing Fee Rate................................ 0.37% per annum
Series Termination Date..................... April 2008 Distribution Date
Series Issuance Date...................................... March 30, 1994

10. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-3

Group................................................................ One
Class A Invested Amount..................................... $500,000,000
Class B Invested Amount...................................... $32,000,000
Class A Certificate Rate................................. 6.80% per annum
Class B Certificate Rate................................. 7.00% per annum
Class A Expected Final Payment Date......... April 1999 Distribution Date
Class B Expected Final Payment Date......... April 1999 Distribution Date
Initial Shared Enhancement Amount............................ $26,600,000
Initial Class B Enhancement Amount........................... $10,640,000
Series Servicing Fee Rate................................ 0.37% per annum
Series Termination Date..................... April 2001 Distribution Date
Series Issuance Date...................................... April 14, 1994

11. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-A

Group............................................................ One
Class A Invested Amount................................. $350,000,000
Class B Invested Amount.................................. $22,400,000
Class A Certificate Rate............................ 7.875% per annum
Class B Certificate Rate............................... Floating Rate
Class A Expected Final Payment Date.. December 1997 Distribution Date Class B Expected Final Payment Date.. December 1997 Distribution Date
Initial Shared Enhancement Amount........................ $18,620,000
Initial Class B Enhancement Amount........................ $7,448,000
Series Servicing Fee Rate............................ 0.37% per annum
Series Termination Date.............. December 1999 Distribution Date
Series Issuance Date................................ December 7, 1994

12. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-4

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate....................................... 8.25% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............ November 2001 Distribution Date
Class B Expected Final Payment Date............ November 2001 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ November 2003 Distribution Date
Series Issuance Date......................................... December 14, 1994

13. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-1

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 8.25% per annum
Class B Certificate Rate....................................... 8.45% per annum
Class A Expected Final Payment Date............. January 2005 Distribution Date
Class B Expected Final Payment Date............. January 2005 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date......................... January 2007 Distribution Date
Series Issuance Date.......................................... January 20, 1995

14. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-3

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 7.85% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............ February 2000 Distribution Date
Class B Expected Final Payment Date............ February 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2002 Distribution Date
Series Issuance Date......................................... February 16, 1995

15. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-4

Group...................................................................... One
Class A Invested Amount......................................... $1,000,000,000
Class B Invested Amount............................................ $64,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate....................................... 7.65% per annum
Class A Expected Final Payment Date................. February 1998 Payment Date
Class B Expected Final Payment Date................. February 1998 Payment Date
Initial Shared Enhancement Amount.................................. $53,200,000
Initial Class B Enhancement Amount................................. $21,280,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. February 2000 Payment Date
Series Issuance Date......................................... February 23, 1995

16. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-5

Group...................................................................... One
Class A Invested Amount......................................... $1,000,000,000
Class B Invested Amount............................................ $64,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................. May 1998 Distribution Date
Class B Expected Final Payment Date................. May 1998 Distribution Date
Initial Shared Enhancement Amount.................................. $53,200,000
Initial Class B Enhancement Amount................................. $21,280,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. May 2000 Distribution Date
Series Issuance Date............................................... May 9, 1995

17. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-6

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate....................................... 6.75% per annum
Class B Certificate Rate....................................... 6.90% per annum
Class A Expected Final Payment Date................ June 1998 Distribution Date
Class B Expected Final Payment Date................ June 1998 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................ June 2000 Distribution Date
Series Issuance Date.............................................. May 11, 1995

18. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-A

Group...................................................................... One
Class A Invested Amount........................................... $300,000,000
Class B Invested Amount............................................ $19,150,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................ September 1998 Payment Date
Class B Expected Final Payment Date................ September 1998 Payment Date
Initial Shared Enhancement Amount.................................. $15,957,500
Initial Class B Enhancement Amount.................................. $6,383,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................ September 2000 Payment Date
Series Issuance Date............................................ August 2, 1995

19. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-J1

Group...................................................................... One
Class A Invested Amount........................................... $340,715,503
Class B Invested Amount............................................ $21,750,000
Class A Certificate Rate...................................... 6.483% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date.............. August 2000 Distribution Date
Class B Expected Final Payment Date.............. August 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $18,123,276
Initial Class B Enhancement Amount.................................. $7,249,310
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.......................... August 2002 Distribution Date
Series Issuance Date............................................ August 7, 1995

20. CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-7

Group.......................................................................One
Maximum Allocable Invested Amount................................$2,000,000,000
Certificate Rate..................................................Floating Rate
Required Available Cash Collateral Amount.......7.75% of the Allocable Invested
                                                                        Amount
Series Servicing Fee Rate.......................................0.37% per annum
Earliest Possible Series Termination Date.........August 2001 Distribution Date
Series Issuance Date............................................August 17, 1995

21. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-8

Group.......................................................................One
Class A Invested Amount............................................$400,000,000
Class B Invested Amount.............................................$25,540,000
Class A Certificate Rate........................................6.70% per annum
Class B Certificate Rate........................................6.85% per annum
Class A Expected Final Payment Date............September 2000 Distribution Date
Class B Expected Final Payment Date............September 2000 Distribution Date
Earliest Possible Initial Principal Payment Date....September 1998 Distribution
                                                                          Date
Initial Shared Enhancement Amount...................................$21,277,000
Initial Class B Enhancement Amount...................................$8,510,800
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date........................September 2002 Distribution Date
Series Issuance Date..........................................September 7, 1995

22. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-9

Group.......................................................................One
Class A Invested Amount............................................$500,000,000
Class B Invested Amount.............................................$32,000,000
Class A Certificate Rate........................................6.55% per annum
Class B Certificate Rate........................................6.65% per annum
Class A Expected Final Payment Date..............October 2005 Distribution Date
Class B Expected Final Payment Date..............October 2005 Distribution Date
Initial Shared Enhancement Amount...................................$26,600,000
Initial Class B Enhancement Amount..................................$10,640,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date..........................October 2007 Distribution Date
Series Issuance Date...........................................October 13, 1995

23. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-10

Group.......................................................................One
Class A Invested Amount............................................$750,000,000
Class B Invested Amount.............................................$48,000,000
Class A Certificate Rate........................................5.90% per annum
Class B Certificate Rate........................................6.05% per annum
Class A Expected Final Payment Date.............February 1999 Distribution Date
Class B Expected Final Payment Date.............February 1999 Distribution Date
Initial Shared Enhancement Amount...................................$39,900,000
Initial Class B Enhancement Amount..................................$15,960,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.........................February 2001 Distribution Date
Series Issuance Date..........................................November 16, 1995

24. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-11

Group.......................................................................One
Class A Invested Amount............................................$625,000,000
Class B Invested Amount.............................................$40,000,000
Class A Certificate Rate..........................................Floating Rate
Class B Certificate Rate..........................................Floating Rate
Class A Expected Final Payment Date..................November 1998 Payment Date
Class B Expected Final Payment Date..................November 1998 Payment Date
Initial Shared Enhancement Amount...................................$33,250,000
Initial Class B Enhancement Amount..................................$13,300,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date..............................November 2000 Payment Date
Series Issuance Date..........................................November 29, 1995

25. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-1

Group.......................................................................One
Class A Face Amount(1)...........................................$1,000,000,000
Class B Face Amount(1)..............................................$64,000,000
Class A Initial Invested Amount....................................$748,172,375
Class B Initial Invested Amount.....................................$47,532,597
Current Class A Invested Amount....................................$789,871,904
Current Class B Invested Amount.....................................$50,250,792
Class A Certificate Rate............................................Zero Coupon
Class B Certificate Rate............................................Zero Coupon
Class A Accretion Rate.......................................5.79069% per annum
Class B Accretion Rate......................................5.937664% per annum
Class A Expected Final Payment Date.............February 2001 Distribution Date
Class B Expected Final Payment Date.............February 2001 Distribution Date
Initial Shared Enhancement Amount...................................$53,200,000
Initial Class B Enhancement Amount..................................$21,280,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.........................February 2003 Distribution Date
Series Issuance Date...........................................January 29, 1996

26. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-2

Group.......................................................................One
Class A Invested Amount............................................$500,000,000
Class B Invested Amount.............................................$32,000,000
Class A Certificate Rate.......................................5.625% per annum
Class B Certificate Rate..........................................Floating Rate
Class A Expected Final Payment Date.....................March 2001 Payment Date
Class B Expected Final Payment Date.....................March 2001 Payment Date
Initial Shared Enhancement Amount...................................$26,600,000
Initial Class B Enhancement Amount..................................$10,640,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.................................March 2003 Payment Date
Series Issuance Date...............................................March 7,1996
--------
(1) Indicates amount payable to the Certificateholders at maturity assuming, among other things, that (a) neither an Early Amortization Event nor an Accretion Termination Event occurs and (b) the monthly accretion amount with respect to each Class of Investor Certificates is fully funded each month prior to the Expected Final Payment Date for such Class.

27. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-3

Group........................................................................One
Class A Invested Amount.............................................$664,761,018
Class B Invested Amount..............................................$42,440,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date........................May 1999 Payment Date
Class B Expected Final Payment Date...................May 1999 Distribution Date
Initial Shared Enhancement Amount....................................$35,360,051
Initial Class B Enhancement Amount...................................$14,144,020
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date....................................May 2001 Payment Date
Series Issuance Date................................................May 15, 1996

28. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-4

Group........................................................................One
Class A Invested Amount.............................................$675,082,698
Class B Invested Amount..............................................$43,200,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date.....................August 2001 Payment Date
Class B Expected Final Payment Date................August 2001 Distribution Date
Initial Shared Enhancement Amount....................................$35,914,135
Initial Class B Enhancement Amount...................................$14,365,654
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date.................................August 2003 Payment Date
Series Issuance Date.............................................August 22, 1996

29. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-5

Group........................................................................One
Class A Invested Amount.............................................$750,000,000
Class B Invested Amount..............................................$48,000,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date..................September 2003 Payment Date
Class B Expected Final Payment Date..................September 2003 Payment Date
Initial Shared Enhancement Amount....................................$39,900,000
Initial Class B Enhancement Amount...................................$15,960,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..............................September 2005 Payment Date
Series Issuance Date.............................................August 29, 1996

30. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-6

Group........................................................................One
Class A Invested Amount.............................................$940,000,000
Class B Invested Amount..............................................$60,000,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date...................December 2006 Payment Date
Class B Expected Final Payment Date...................December 2006 Payment Date
Initial Shared Enhancement Amount....................................$50,000,000
Initial Class B Enhancement Amount...................................$20,000,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date...............................December 2008 Payment Date
Series Issuance Date............................................December 3, 1996

31. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-2

Group........................................................................One
Class A Invested Amount.............................................$750,000,000
Class B Invested Amount..............................................$48,000,000
Class A Certificate Rate.........................................6.55% per annum
Class B Certificate Rate.........................................6.70% per annum
Class A Expected Final Payment Date..............February 2002 Distribution Date
Class B Expected Final Payment Date..............February 2002 Distribution Date
Initial Shared Enhancement Amount....................................$39,900,000
Initial Class B Enhancement Amount...................................$15,960,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..........................February 2004 Distribution Date
Series Issuance Date............................................January 28, 1997

**** CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-1

Group........................................................................One
Class A Invested Amount.............................................$250,000,000
Class B Invested Amount..............................................$16,000,000
Class A Certificate Rate.........................................6.25% per annum
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date..............February 2000 Distribution Date
Class B Expected Final Payment Date..............February 2000 Distribution Date
Initial Shared Enhancement Amount....................................$13,300,000
Initial Class B Enhancement Amount....................................$5,320,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..........................February 2002 Distribution Date
Expected Series Issuance Date..................................February 10, 1997